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                                                                   EXHIBIT 10.28

                           SILICON VALLEY BANCSHARES
                             1989 STOCK OPTION PLAN

              Amendment and Restatement Effective as of the Date,
              ----------------------------------------------------
             of Obtaining Shareholder Approval on April 18, 1996.
             ----------------------------------------------------



1.   PURPOSE

     The purpose of this Silicon Valley Bancshares Stock Option Plan (the "Plan") is to provide a method whereby those key employees, directors and consultants of Silicon Valley Bancshares (the "Company") and its affiliates, who are primarily responsible for the management and growth of the Company's business and who are presently making and are expected to make substantial contributions to the Company's future management and growth, may be offered incentives in addition to those presently available, and may be stimulated by increased personal involvement in the success of the Company to continue in its service, thereby advancing the interests of the Company and its shareholders.

     The word "affiliate," as used in the Plan, means any bank or corporation in any unbroken chain of banks or corporations beginning or ending with the Company, if at the time of the granting of an option, right or stock bonus award, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

2.   ADMINISTRATION

     (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3;" the "Exchange Act"), the Plan may be administered by different bodies with respect to directors, officers who are not directors, and employees who are neither directors nor officers.

     (ii)   Administration With Respect to Directors and Officers Subject to
Section 16(b). Except for the automatic grants to directors provided for in Sections 6 and 9, which shall be automatic and not subject to any discretion, with respect to option, stock purchase right or stock bonus award grants made to employees who are also officers or directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) the Stock Committee of the Board, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3 (the Board or its committee shall be referred to herein as the "Committee"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

     (iii) Administration With Respect to Other Persons. With respect to option, stock purchase right or stock bonus award grants made to employees or consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy applicable laws (the Board or its committee shall be referred to herein as the "Committee"). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws.

     (iv) The Company shall effect the grant of options, rights and stock bonus awards under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe the Plan and the terms of any option, right or stock bonus award granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options, rights or stock bonus awards and to make all other determinations necessary or advisable for the

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Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan; (ii) determine to whom of the eligible persons, if any, options, right or stock bonus award shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option, right or stock bonus award agreement or any amendments thereto, including whether options to be granted thereunder shall be "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code") or nonstatutory stock options not described in
Section 422 of the Code; (iv) specify the number of shares to be covered by each option, right or stock bonus award; (v) determine the fair market value of shares of the Company's common stock used by a participant to exercise options or rights; (vi) grant options or rights in exchange for cancellation of options or rights granted earlier at different exercise prices; (vii) take appropriate action to amend any option, right or stock bonus award hereunder, provided that no such action may be taken without the written consent of the affected participant; and (viii) make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

3.   ELIGIBILITY

     The persons who shall be eligible to receive options, rights or stock bonus awards under this Plan shall be the key employees and officers of the Company and its affiliates, persons who became employees of the Company or its affiliates within thirty days of the date of grant of an option, right or stock bonus award, directors of the Company or its affiliates, and consultants of the Company or its affiliates.

4.   THE SHARES

     The shares of stock subject to options, rights or stock bonus awards authorized to be granted under the Plan shall consist of one million six hundred twenty six thousand five hundred thirty two (1,626,532) shares of the Company's no par value Common Stock (hereinafter the "Shares"), or the number and kind of shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in Section 11 hereof. Upon the expiration or termination for any reason of an outstanding option or right under the Plan which has not been exercised in full, all unissued Shares thereunder shall again become available for the grant of options, rights or stock bonus awards under the Plan.

5.   LIMITATION ON PLAN AWARDS

     The following limitations shall apply to grants of options, stock purchase rights and stock bonus awards to Employees:

     (i) No Employee shall be granted, in any fiscal year of the Company, options, stock purchase rights or stock bonus awards to purchase more than two hundred and fifty thousand (250,000) Shares.

     (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11.

     (iii) If an option, stock purchase right or stock bonus award is cancelled (other than in connection with a transaction described in Section 11), the cancelled option, stock purchase right or stock bonus award will be counted against the limit set forth in Section 5. For this purpose, if the exercise price of an option or stock purchase right is reduced, the transaction will be treated as a cancellation of the option or stock purchase right and the grant of a new option or stock purchase right.

6.   GRANT, TERMS AND CONDITIONS OF OPTIONS

     A.   AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

     Members of the Board of Directors of the Company who are not employees of the Company ("Outside Directors") shall, in January, 1991 on the date of the regularly scheduled meeting of the Board of Directors of the Company and on the January meeting of the Board of Directors in 1992 and 1993, each be granted an option to purchase 2,000 Shares under the Plan; provided, however, that if there are insufficient Shares available under the Plan for each Outside Director to receive an option to purchase 2,000 Shares (as adjusted) in any year, the number of Shares subject to each option shall equal the total number of available Shares remaining under the Plan divided by the number of Outside Directors on such date, as rounded down to avoid fractional Shares. All options granted to Outside Directors shall be subject to the following terms and conditions:

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        (i)    Nonstatutory Options.  All stock options granted to Outside
Directors pursuant to the Plan shall be nonstatutory stock options.

        (ii) Option Price. The purchase price under each option granted to an Outside Director shall be one hundred percent of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2.

        (iii) Duration and Vesting of Options. Each option shall be for a three-year term and shall be immediately vested for exercise in full on the date of grant. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

        (iv) Termination of Tenure on the Board. Unless the Committee determines otherwise, upon the termination of an optionee's status as a member of the Board, his or her rights to exercise an option then held shall be only as follows:

     DEATH OR DISABILITY: If an optionee's tenure on the Board is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of optionee's death) shall have the right for a period of twelve months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability; provided the actual date of exercise is in no event after the expiration of the term of the option. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

     OTHER REASONS: If an optionee's tenure on the Board is terminated for any reason other than those mentioned above under "Death or Disability," the optionee may, within three months (or such longer period not exceeding six months as the Board may determine) following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of such termination, provided the date of exercise is in no event after the expiration of the term of the option.

        (v)    The automatic grants to Outside Directors pursuant to this
Section 5.A shall not be subject to the discretion of any person. The provisions of this Section 5.A shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder. Any amendment to this Section 5.A shall, to the extent required by applicable rules of the Securities and Exchange Commission, be approved by the shareholders of the Company.

     B. GRANTS TO EMPLOYEES AND CONSULTANTS

     Options, at the discretion of the Committee, may be granted at any time prior to the termination of the Plan to persons who are employees or consultants of the Company, including employees who are also directors of the Company. Options granted by the Committee to employees and consultants pursuant to the Plan shall be subject to the following terms and conditions:

        (i) Grant of Options. Stock options granted pursuant to the Plan may be either incentive stock options or nonstatutory stock options. If the aggregate fair market value of the Shares which are exercisable for the first time during any one calendar year under all incentive stock options held by an optionee exceeds $100,000 (determined at the time of the grant of the options), such options shall be treated as nonstatutory stock options to the extent of such excess.

        (ii) Option Price. The purchase price under each option shall be determined by the Committee; provided, however, that (i) the purchase price of a nonstatutory stock option shall not be less than one hundred percent of the fair market value of the Shares subject thereto on the date the option is granted,
(ii) the purchase price of an incentive stock option granted to an individual who does not own stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company shall not be less than one hundred percent of the fair market value of the Shares subject thereto on the date the option is granted, and (iii) the purchase price of an incentive stock option granted to an individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company shall not be less than one hundred ten percent of the

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fair market value of the Shares subject thereto on the date the option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2.

        (iii) Duration of Options. Each option shall be for a term determined by the Committee; provided, however, that the term of any option may not exceed ten years and, provided further, that the term of any option granted to an individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company shall not exceed five years. Each option shall vest in such manner and at such time as the Committee shall determine and the Committee may accelerate the time of exercise of any option, provided, however, that if compliance with the terms of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended (hereinafter the "Exchange Act") so requires, no option may vest prior to six months after the date of grant. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

        (iv) Termination of Employment or Consultant Status. Unless the Committee determines otherwise, upon the termination of an optionee's status as an employee or officer of the Company, his or her rights to exercise an option then held shall be only as follows;

     DEATH OR DISABILITY: If an optionee's employment or status as a consultant is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability; provided the actual date of exercise is in no event after the expiration of the term of the option. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

     CAUSE: If an optionee's employment or status as a consultant is terminated because such optionee is determined by the Board to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Company, induces any client or customer of the Company to break any contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Company, or if an optionee is removed from any office of the Company by any bank regulatory agency, neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever. In making such determination, the Board shall act fairly and shall give the optionee an opportunity to appear and be heard at a hearing before the full Board and present evidence on the optionee's behalf. For the purpose of this paragraph, termination of employment or consultant status shall be deemed to occur when the Company dispatches notice or advice to the optionee that the optionee's employment or status as a consultant is terminated, and not at the time of optionee's receipt thereof.

     OTHER REASONS: If an optionee's employment or status as a consultant is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause," the optionee may, within three months (or within such other period not exceeding six months as may be determined by the Committee) following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of termination of the optionee's employment or status as a consultant; provided the date of exercise is in no event after the expiration of the term of the option and provided further that any option which is exercisable more than three months following termination shall be treated as a nonstatutory option whether or not it was designated as such at the time it was granted.

     C. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS

     The following terms and conditions shall apply to all options granted pursuant to the Plan:

        (i) Exercise of Options. To the extent the right to purchase Shares has vested under an optionee's stock option agreement, options may be exercised from time to time by delivering payment therefor in cash, certified check, official bank check, or the equivalent thereof acceptable to the Company, together with written notice to the Secretary of the Company, identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. An optionee may also exercise an option by electing to deliver shares of Company Common Stock that have been held by the optionee for at least six months. The Committee may, in its discretion, permit optionees who are employees of the Company to pay the exercise price of options by delivering to

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the Company a full recourse promissory Note.  Such an election is subject to approval or disapproval by the Committee, and if the optionee is subject to short-swing profit liability under Section 16 of the Exchange Act, the timing of the election must satisfy the requirements of Rule 16b-3, as promulgated under the Exchange Act. The Company shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option), at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

        (ii) Use of Proceeds from Stock. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Company.

        (iii) Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 11 hereof.

        (iv) Withholding. The Company shall have the right to condition the issuance of shares upon exercise of a nonstatutory stock option upon payment by the optionee of any income taxes required to be withheld under federal, state or local tax laws or regulations in connection with such exercise.

        (v) Limitations on Grants to Directors. No Director of the Company shall be granted options in any one calendar year which would entitle him or her to acquire more than ten percent of the Shares, as adjusted pursuant to Section
11. The aggregate amount of Shares subject to options granted to all Directors of the Company as a group shall not exceed thirty-three percent of the Shares, as adjusted pursuant to Section 11.

        (vi) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the plan, shall confer upon any optionee any right to continue in the employ or in the status as a director or consultant of the Company, nor limit in any way the right of the Company to terminate an optionee's employment or status as a consultant at any time.

7.   STOCK BONUS AWARDS

     Stock bonus awards may be either granted alone or in addition to options and other rights granted under the Plan. Such awards shall be granted for no cash consideration. The Committee shall determine, in its sole discretion, the terms, conditions and restrictions for each stock bonus award, and shall determine any performance or employment related factors to be considered in the granting of stock bonus awards and the extent to which such stock bonus awards have been earned. Stock bonus awards may vary from participant to participant and between groups of participants. Each stock bonus award shall be confirmed by, and be subject to the terms of, a stock bonus award agreement.

8.   STOCK PURCHASE RIGHTS

        (i) Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer stock purchase rights under the Plan, it shall advise the offeree in writing, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed sixty (60) days from the date upon which the Committee made the determination to grant the stock purchase right. The offer shall be accepted by execution of a restricted stock purchase agreement in the form determined by the Committee.

        (ii) Repurchase Option. Unless the Committee determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Committee.

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       (iii)  Rule 16b-3.  Stock purchase rights granted to individual subject to Section 16 of the Exchange Act, and Shares purchased by such individuals in connection with stock purchase rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a stock purchase right, and may only sell Shares purchased pursuant to the grant of a stock purchase right, during such time or times as are permitted by Rule 16b-3.

        (iv) Other Provisions. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of restricted stock purchase agreements need not be the same with respect to each purchaser.

        (v) Rights as a Shareholder. Once the stock purchase right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock purchase right is exercised, except as provided in Section 11 of the Plan.

9.   AUTOMATIC OUTSIDE DIRECTOR STOCK AWARDS

     Members of the Board of Directors of the Company who are not also employees of the Company or its affiliates and who have not been employees of the Company or its affiliates for the period commencing three years prior to the date of any grants under this Section 9, shall be automatically awarded 2,500 shares of Company common stock on (i) the day after shareholder approval of the amendment to this Section 9 of the Option Plan (approved by the Board of Directors in October 1994) is obtained (1994 Grant), (ii) the day after shareholder approval of the amendment to this Section 9 of the Option Plan (to be approved by the Board of Directors in April 1995) is obtained (1995 Grant) and (iii) the day after the 1996 Annual Meeting of Shareholders (1996 Grant). Moreover, members of the Board of Directors who are appointed or elected to the Board subsequent to any of the above grant dates shall automatically be awarded a number of shares of Company common stock, on the date of such appointment or election, determined by multiplying 2,500 by a fraction, the numerator of which shall be the number of months until the next May 1 (counting any partial month as a full month) and the denominator of which shall be 12, which number shall be rounded down to the nearest whole integer.

     The automatic grants to certain Outside Directors pursuant to this Section 9 shall not be subject to the discretion of any person. The provisions of this
Section 9 shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder. Any amendment to this
Section 9 shall, to the extent required by applicable rules of the Securities and Exchange Commission, be approved by the shareholders of the Company.

10.  NON-TRANSFERABILITY

     Each option and right shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by the participant, or in the event of disability, the participant's qualified representative. In addition, in order for Shares acquired under incentive stock options to receive the tax treatment afforded such shares, the Shares may not be disposed of within two years from the date of the option grant nor within one year after the date of transfer of such Shares to the optionee.

11.  ADJUSTMENT OF, AND CHANGES IN, THE SHARES

     In the event the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of Shares of Common Stock of the Company shall be increased through the payment of a stock dividend, there shall be substituted for or added to each Share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option, right or stock bonus award under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, appropriate adjustment shall be made in the number and kind of Shares as to the outstanding options, rights or stock bonus awards or portions thereof, then unexercised, so that any participant's proportionate interest in the Company by reason of his or her rights under unexercised portions of such options, rights or stock bonus awards shall be maintained as before the

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occurrence of such event. Such adjustment in outstanding options or rights shall be made without change in the total price to the unexercised portion of the option or right, and with a corresponding adjustment in the option or right price per share.

     In the event of a proposed dissolution or liquidation of the Company, options, rights and shares outstanding under the Plan shall become accelerated so as to become 100% vested immediately prior to the consummation of such proposed action.

     In the event of a "change in control" (as defined in the immediately succeeding paragraph), all outstanding options, rights and shares under the Plan, shall become 100% vested. If outstanding options and rights become fully vested in the event of a change in control, the Board shall notify all participants that their outstanding options and rights shall be fully exercisable for a period of 3 months (or such other period of time not exceeding six months as is determined by the Board at the time of grant) from the date of such notice, and any unexercised options or rights shall terminate upon the expiration of such period.

"Change in control" means the occurrence of any of the following events:

          (i) Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company or of the Company's wholly-owned bank subsidiary (the "Bank") in substantially the same proportions as their ownership of stock in the Company or the Bank (as the case may be), becomes after the date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or the Bank representing fifty percent (50%) or more of the total voting power represented by the Company's or the Bank's then outstanding securities that vote generally in the election of directors ("Voting Securities");

          (ii) Any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company or the Bank in substantially the same proportions as their ownership of stock in the Company or the Bank (as the case may be), becomes after the date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the Voting Securities of the Company or the Bank, and within a period of twelve (12) months of such acquisition of beneficial ownership, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank, or any new director whose election or nomination was approved by a vote of at least two-thirds of the directors of the Company or the Bank (as the case may be), then still in office who were directors at the beginning of such period, or whose election or nomination was previously so approved, cease for any reason to constitute at least sixty percent (60%) of the directors of the Company or the Bank;

          (iii) The merger or consolidation of the Company or the Bank with any other corporation, other than a merger or consolidation in which the shareholders of the Company or the Bank (as the case may be) immediately prior thereto continue to own, directly or indirectly, Voting Securities representing at least seventy-five percent (75%) of the total voting power of the entity surviving such merger or consolidation; or

          (iv) The complete liquidation of the Company or the Bank or sale or disposition by the Company or the Bank (in one transaction or a series of transactions) of all or substantially all of the Company's or the Bank's assets.

     No right to purchase fractional shares shall result from any adjustment in options or rights pursuant to this Section 11. In case of any such adjustment, the shares subject to the option or right shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option or right which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     To the extent the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as expressly provided in this Section 11, a participant shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class issued by the Company; (2) payment by the Company of any stock dividend; (3) any other increase or decrease in the number of shares of

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stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off or acquisition of assets or stock of another corporation by the Company. Any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, right or stock bonus award, and no adjustment by reason thereof shall be made.

     The grant of an option, right or stock bonus award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

12.  LISTING OR QUALIFICATION OF SHARES

     All options and rights granted under the Plan are subject to the requirement that if at any time the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of the Shares under the option or right, the option or right may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained, free of any condition not acceptable to the Committee.

13.  BINDING EFFECT OF CONDITIONS

     The conditions and stipulations herein contained, or in any option, right or stock bonus award granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the participant pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the participant shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided. In addition, the participant shall agree to use the participant's best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignment or transfer made or attempted to be made, except as provided in the Plan, and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates or the shares represented thereby, except strictly in accordance with the provisions of the Plan.

14.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in a manner that requires shareholder approval for continued compliance with the terms of Rule 16b-3, as promulgated under the Exchange Act, Section 422 of the Code, any successor rules, or other regulatory authority. Except as provided in Section 11, no termination, modification or amendment of the Plan may, without the consent of any employee or officer to whom such option, right or stock bonus award was previously granted under the Plan, adversely affect the rights of such employee or officer under such option, right or stock bonus award.

     The Plan, unless sooner terminated, shall terminate ten years from the date the Plan is adopted by the Board. An option, right or stock bonus award may not be granted under the Plan after the Plan is terminated.

15.  EFFECTIVENESS OF THE PLAN

     The Plan shall become effective only upon adoption by the Board. The effectiveness of the Plan shall be conditioned upon the approval of the Plan by the shareholders of the Company within twelve (12) months of the adoption of the Plan by the Board. Options, rights or stock bonus awards may be granted from time to time, as the Committee may determine; provided, however, that the exercise of any option or right under the Plan shall be conditioned upon the registration of the Shares with the Securities and Exchange Commission and qualification of the options, rights and underlying Shares under the California securities laws unless in the opinion of counsel to the Company such registration or qualification is not necessary.


16.  PRIVILEGES OF STOCK OWNERSHIP, SECURITIES LAW COMPLIANCE AND NOTICE OF
     SALE

     No participant shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the participant. No Shares shall be purchased upon the exercise of any option unless and until all of the

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

then applicable requirements of any (i) regulatory agencies having jurisdiction and (ii) any exchanges upon which the Common Stock of the Company may be listed shall have been fully complied with. The Company shall diligently endeavor to comply with all applicable securities laws before any options, rights or stock bonus awards are granted under the Plan and before any Shares are issued pursuant to the exercise of such options, rights or stock bonus awards. The participant shall give the Company notice of any sale or other disposition of any such Shares not more than five days after such sale or disposition.

17.  INDEMNIFICATION

     To the extent permitted by applicable law in effect from time to time, no member of the Board or the Committee shall be liable for any action or omission of any other member of the Board or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Company, or all or any combination of the preceding; provided the director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to he in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

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